Exhibit 10.3
AMENDED AND RESTATED GUARANTY OF PAYMENT OF DEBT
by and among
CERTAIN SUBSIDIARIES OF
AMERICAN GREETINGS CORPORATION,
as Guarantors,
and
PNC BANK, NATIONAL ASSOCIATION,
as Global Agent

dated as of June 11, 2010

AMENDED AND RESTATED GUARANTY OF PAYMENT OF DEBT
     THIS AMENDED AND RESTATED GUARANTY OF PAYMENT OF DEBT, dated as of June 11, 2010 (as the same may from time to time be further amended, restated, supplemented, or otherwise modified, this “Guaranty”), is entered into by and among (i) EACH OF THE PERSONS IDENTIFIED ON SCHEDULE I HERETO (each such Person, together with any other Person that becomes a party to this Guaranty as a guarantor hereunder in accordance with Section 34 hereof, a “Guarantor” and, collectively, the “Guarantors”) and (ii) PNC BANK, NATIONAL ASSOCIATION, as global administrative agent (herein, together with its successors and assigns in such capacity, the “Global Agent”), for the benefit of the Creditors (as defined below).
RECITALS:
     (1) Reference is made to that certain Guaranty of Payment of Debt, dated as of April 4, 2006, made by the guarantors party thereto in favor of the Global Agent, successor to National City Bank, as heretofore amended (as so amended, the “Existing Guaranty”), executed and delivered pursuant to that certain Credit Agreement, dated as of even date therewith, among American Greetings Corporation, as Ohio corporation (herein, together with its successors and assigns, the “Company”), the foreign subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto, and the Global Agent, successor to National City Bank, as heretofore amended (as so amended, the “Existing Credit Agreement”).
     (2) The parties desire to amend and restate the Existing Credit Agreement pursuant to that certain Amended and Restated Credit Agreement (as the same may from time to time be further amended, restated, supplemented or otherwise modified, the “Credit Agreement”), dated as of even date herewith, among the Company, the Foreign Subsidiary Borrowers from time to time party thereto (herein, together with the Company and their respective successors and assigns, collectively, the “Borrowers”), the lenders from time to time party thereto (herein, together with their respective successors and assigns, collectively, the “Lenders”), and the Global Agent.
     (3) The obligation of the Global Agent and the Lenders to make loans and provide other financial accommodations under the Credit Agreement is subject to the condition, among others, that the Guarantors amend and restate the Existing Guaranty and guaranty the obligations of the Borrowers and the other Credit Parties (as defined in the Credit Agreement) to the Global Agent and the Lenders under the Credit Agreement, the other Loan Documents (as defined in the Credit Agreement) and otherwise as more fully described herein in the manner set forth herein.
     (4) Each Guarantor is a direct or indirect Subsidiary (as defined in the Credit Agreement) of the Company and, as such each Guarantor will obtain benefits from the Credit Agreement and, accordingly, desires to execute this Guaranty to satisfy the condition described in the preceding paragraph and to induce the Creditors to extend the Obligations and the Designated Hedge Document Obligations (each as defined below).
     (5) Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined. Certain terms used herein are defined in Section 1 hereof.
AGREEMENT:
     NOW, THEREFORE, in consideration of the foregoing and the other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby (i) amends and restates the Existing Guaranty in its entirety, (ii) makes the following representations and warranties to the Global Agent and the other Creditors and (iii) covenants and agrees with the Global Agent and each other Creditor as follows:
     1. Certain Definitions. As used in this Guaranty, the following terms shall have the meanings herein specified unless the context otherwise requires:
     “Borrowers” has the meaning provided in the recitals of this Guaranty.
     “Company” has the meaning provided in the recitals of this Guaranty.
     “Credit Agreement” has the meaning provided in the recitals of this Guaranty.
     “Creditor” means the Global Agent, each LC Issuer, the Lenders (specifically including any Canadian Lending Installation of any Lender), the Designated Hedge Creditors, and the respective successors and assigns of each of the foregoing.
     “Designated Hedge Document” means (i) each Designated Hedge Agreement to which the Company or any of its Subsidiaries is now or may hereafter become a party, and (ii) each confirmation, transaction statement or other document executed and delivered in connection therewith to which the Company or any of its Subsidiaries is now or may hereafter become a party.
     “Designated Hedge Document Obligations” means all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing owing by any Designated Hedge Obligor to any Designated Hedge Creditor pursuant to any of the Designated Hedge Documents (including, but not limited to, interest and fees that accrue after the commencement by or against any Designated Hedge Obligor of any insolvency proceeding under Section 362(a) of the Bankruptcy Code, regardless of whether such interest and fees are allowed claims in such proceeding).
     “Designated Hedge Obligor” means the Company and any Subsidiary of the Company that is now or may hereafter become a party to any Designated Hedge Agreement.
     “Global Agent” has the meaning provided in the first paragraph of this Guaranty.

     “Guarantor” and “Guarantors” have the meaning provided in the first paragraph of this Guaranty.
     “Guaranteed Documents” means (i) the Credit Agreement, the Notes, any Letter of Credit and all other Loan Documents to which any Credit Party or any of its Subsidiaries is now or may hereafter become a party, and (ii) each Designated Hedge Agreement and other Designated Hedge Document to which any Designated Hedge Obligor is now or may hereafter become a party.
     “Guaranteed Obligations” means the Obligations and the Designated Hedge Document Obligations.
     “Guaranteed Party” means each Borrower, each other Credit Party and each Designated Hedge Obligor.
     “Original Currency” has the meaning provided in Section 27(a) hereof.
     “Other Currency” has the meaning provided in Section 27(a) hereof.
     “Subordinated Obligations” has the meaning provided in Section 3 hereof.
     “Taxes” has the meaning provided in Section 26(a) hereof.
     2. Guaranty by the Guarantors, etc.
          (a) Each Guarantor, jointly and severally, irrevocably and unconditionally, guarantees: (i) to the Global Agent, each LC Issuer, the Lenders and their respective Affiliates (specifically including any Canadian Lending Installation of any Lender) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all of the Obligations; and (ii) to each Designated Hedge Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all of the Designated Hedge Document Obligations. Such guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from any Guaranteed Party or any Subsidiary or Affiliate of any Guaranteed Party, or any other action, occurrence or circumstance whatsoever. If an Event of Default shall occur and be continuing under the Credit Agreement or any payment default shall occur and be outstanding under any Designated Hedge Document, each Guarantor will, within two Business Days following its receipt of written notice from the Global Agent demanding payment hereunder, pay to the Global Agent, for the benefit of the Creditors, in immediately available funds, at the Payment Office of the Global Agent, such amount of the Guaranteed Obligations as the Global Agent shall specify in such notice. Notwithstanding anything in this Guaranty to the contrary, (1) the stock or other equity interest of any Foreign Subsidiary (or any Domestic Subsidiary substantially all of whose assets consist of equity interests in “controlled foreign corporations” under Section 957 of the Code) shall not serve as security for any Guaranteed Obligations, other than as provided in the Credit Agreement; and (2) the liability of Foreign Subsidiaries shall be subject to the further limitations described in Sections 2.21 and 6.10(b) of the Credit Agreement.

          (b) In addition to the foregoing, each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees to the Creditors the payment of any and all Guaranteed Obligations of the Borrowers and each other Guaranteed Party, whether or not due or payable by the obligor thereon, upon the occurrence in respect of such Guaranteed Party or other applicable obligor of any Insolvency Event, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Global Agent, for the benefit of the Creditors, on demand, in such currency and otherwise in such manner as is provided in the Guaranteed Documents governing such Guaranteed Obligations.
          (c) As a separate, additional and continuing obligation, each Guarantor unconditionally and irrevocably undertakes and agrees, for the benefit of the Creditors, that, should any amounts constituting Guaranteed Obligations not be recoverable from any Borrower or any other Guaranteed Party for any reason whatsoever (including, without limitation, by reason of any provision of any Guaranteed Document or any other agreement or instrument executed in connection therewith being or becoming, at any time, voidable, void, unenforceable, or otherwise invalid under any applicable Law), then notwithstanding any notice or knowledge thereof by the Global Agent, any other Creditor, any of their respective Affiliates, or any other Person, each Guarantor, jointly and severally, as sole, original and independent obligor, upon demand by the Global Agent, will make payment to the Global Agent, for the account of the Creditors, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Guaranteed Documents.
          (d) Each Guarantor understands, agrees and confirms that the Global Agent, on behalf of the Creditors, may enforce this Guaranty up to the full amount of the Guaranteed Obligations against any Guarantor without proceeding against any other Guarantor, any Guaranteed Party or any other Person, or against any security or other collateral.
          (e) All payments by each Guarantor under this Guaranty shall be made to the Global Agent, for the benefit of the Creditors, in such currency and otherwise in such manner as is provided in the Guaranteed Documents to which such payments relate and shall be applied by the Global Agent in accordance with Section 12 hereof.
     3. Subordination.
          (a) Any Indebtedness or other obligations or liabilities of any Guaranteed Party now or hereafter held by any Guarantor (collectively, the “Subordinated Obligations”) are hereby subordinated by such Guarantor to the Indebtedness of the Guaranteed Parties to any Creditor; and such Subordinated Obligations of the Guaranteed Parties to any Guarantor, if the Global Agent so requests after an Event of Default has occurred, shall be collected, enforced and received by such Guarantor as trustee for the Global Agent and the other Creditors and paid over to the Global Agent, for the benefit of the Creditors, on account of the Indebtedness of the Guaranteed Parties to the Global Agent and to the other Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any Subordinated Obligation of any such Guaranteed Party owing to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination unless such note or negotiable instrument has been previously delivered to the Collateral Agent pursuant to any of the Loan Documents.
          (b) If and to the extent that any Guarantor makes any payment to the Global Agent or any other Creditor or to any other Person pursuant to or in respect of this Guaranty, any reimbursement or similar claim that such Guarantor may have against any Guaranteed Party by reason thereof shall be subject and subordinate to the prior termination of the Commitments, the expiration or cancellation of all Letters of Credit, and indefeasible payment in full of all Guaranteed Obligations owed to the Global Agent and the other Creditors.
     4. Guarantors’ Obligations Absolute, etc. The obligations of each Guarantor under this Guaranty shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction or defense based on any claim such Guarantor may have against any Guaranteed Party or any other Person, including, without limitation, the Global Agent, any other Creditor, any of their respective Affiliates, or any other Guarantor, and shall remain in full force and effect without regard to, and shall not be released, suspended, abated, deferred, reduced, limited, discharged, terminated or otherwise impaired or adversely affected by any circumstance or occurrence whatsoever, other than the indefeasible payment in full of, and complete performance of, all of the Guaranteed Obligations, including, without limitation:
          (a) any increase in the amount of the Guaranteed Obligations outstanding from time to time, including, without limitation, any increase in the aggregate outstanding amount of the Loans and Letters of Credit above any specific maximum amount referred to herein or in the Credit Agreement as in effect on the date hereof, and any increase in any interest rate, Fee or other amount applicable to any portion of the Guaranteed Obligations or otherwise payable under any Guaranteed Document;
          (b) any direction as to the application of any payment by the Borrowers, any other Guaranteed Party or any other Person;
          (c) any incurrence of additional Guaranteed Obligations at any time or under any circumstances, including, without limitation, (i) during the continuance of a Default or Event of Default, (ii) at any time when all conditions to such incurrence have not been satisfied, or (iii) in excess of borrowing base, sublimit or other limitations contained in the Credit Agreement or any of the other Guaranteed Documents;
          (d) any renewal or extension of the time for payment or maturity of any of the Guaranteed Obligations, or any amendment or modification of, or addition or supplement to, or deletion from, the Credit Agreement, any other Guaranteed Document, or any other instrument or agreement applicable to any Guaranteed Party or any other Person, or any part thereof, or any assignment, transfer or other disposition of any thereof;
          (e) any failure of the Credit Agreement, any other Guaranteed Document, or any other instrument or agreement applicable to any Guaranteed Party or any other Person, to constitute the legal, valid and binding agreement or obligation of any party thereto, enforceable in accordance with its terms, or any irregularity in the form of any Guaranteed Document;

          (f) any failure on the part of any Guaranteed Party or any other Person to perform or comply with any term or provision of the Credit Agreement, any other Guaranteed Document or any such other instrument or agreement;
          (g) to the extent permitted by Law, any waiver, consent, extension, indulgence or other action or inaction (including, without limitation, any lack of diligence, any failure to mitigate damages or marshal assets, or any election of remedies) under or in respect of (i) the Credit Agreement, any other Guaranteed Document, or any such other instrument or agreement, or (ii) any obligation or liability of any Guaranteed Party or any other Person;
          (h) any exercise or non-exercise of any right, power or remedy under or in respect of the Credit Agreement, any other Guaranteed Document or any such other instrument or agreement, or any such obligation or liability, including, without limitation, (i) any failure of the Global Agent or any other Creditor to give notice of any Default or Event of Default under any Guaranteed Document, or to advance funds for the protection or preservation of, or provision of insurance for, or payment of taxes on, any property that is collateral security for any of the Guaranteed Obligations, and (ii) any act or failure to act on the part of the Global Agent or any other Creditor, in any manner referred to in this Guaranty, or otherwise, that may deprive such Guarantor of its right to (A) subrogation against any Guaranteed Party to recover full reimbursement or indemnity for any payments made pursuant to this Guaranty, or (B) contribution from any other Guarantor for any such payments made by it, or that otherwise may adversely affect the amount recoverable upon the exercise of any such right of subrogation or contribution;
          (i) any application of any amounts by whomsoever paid or howsoever realized to the Guaranteed Obligations or any other liabilities owed to the Global Agent or any other Creditor, regardless of the order or priority of any such application, and regardless of what liabilities of the Guaranteed Parties or any other Person remain unpaid;
          (j) any settlement or compromise of any of the Guaranteed Obligations, any security therefor or guaranty thereof;
          (k) any payment made to the Global Agent or any other Creditor on the Guaranteed Obligations that the Global Agent or any other Creditor repays, returns or otherwise restores to any Guaranteed Party or any other applicable obligor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding;
          (l) any subordination of any of the claims of the Global Agent or any other Creditor to any claims of any creditors of the Guaranteed Parties or any other Person, or any subordination of any liens or security interests in favor of the Global Agent or any other Creditor to any liens or security interests of any other Person;
          (m) to the extent permitted by Law, any sale, exchange, release, surrender or foreclosure of, or any realization upon, or other dealing with, in any manner and in any order, any property, rights or interests by whomsoever at any time granted, assigned, pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations, or any other liabilities or obligations (including, without limitation, any of those hereunder), or any portion of any thereof;
          (n) the existence of any right of setoff, offset or banker’s lien, or any failure to exercise rights in respect thereof, or any release thereof;
          (o) any furnishing of any new or additional security or any new or additional guaranty to or for the benefit of any Creditor, or any acceptance thereof, including, without limitation, any addition of any Guarantor to this Guaranty;
          (p) any release of any security or any guaranty by or at the direction of the Global Agent, the Collateral Agent or any other Creditor, or any release or discharge of, or limitation of recourse against, any Person furnishing any security or guaranty, including, without limitation, any release or discharge of any Guarantor from this Guaranty;
          (q) with respect to any Guarantor, any limitation on any other Person’s liability or obligation under the Credit Agreement, any other Guaranteed Document, or any such other instrument or agreement, or any such obligation or liability, or any termination, cancellation, avoidance, commercial or other frustration, impracticability, invalidity, unenforceability or ineffectiveness, in whole or in part, of the Credit Agreement, any other Guaranteed Document or any such other instrument or agreement, or any such obligation or liability or any term or provision of any thereof;
          (r) with respect to any Guarantor, any Insolvency Event or other similar proceeding relating to any other Credit Party or to any of its properties or assets, or any such proceeding by, among or on behalf of any of its creditors, as such, or any proceeding for the voluntary liquidation or dissolution or other winding up of any other Credit Party, whether or not in insolvency or bankruptcy proceedings, or any assignment for the benefit of its creditors, or any other marshaling of its assets, or any action taken by any trustee or receiver or by any court in any such proceeding;
          (s) with respect to any Guarantor, any disallowance or limitation of any claim of the Global Agent, any other Creditor or any other Person in any such proceeding relating to any other Credit Party;
          (t) subject to Section 23, any change in the ownership of all or any part of the capital stock of, or other equity interests in, any Guaranteed Party, any of its Subsidiaries or Affiliates, or any other Person, or any merger or consolidation involving any Guaranteed Party, any of its Subsidiaries or Affiliates, or any other Person, or any purchase, acquisition, sale, lease or disposition by any Guaranteed Party, any of its Subsidiaries or Affiliates, or any other Person, of any assets or properties;
          (u) any breach by any Guaranteed Party or any of its Subsidiaries or Affiliates of any of their representations or warranties contained in any of the Guaranteed Documents or any other certificate or document executed and delivered in connection therewith;
          (v) any inability of any Guaranteed Party to create or incur any Subordinated Indebtedness or other Indebtedness, or the existence of any contractual or other restriction upon the ability of any Guaranteed Party to issue and sell shares of its capital stock, to purchase, sell, lease or otherwise dispose of assets, to incur Subordinated Indebtedness or other Indebtedness, or to otherwise conduct its business affairs;
          (w) any assignment, transfer or other disposition, in whole or in part, by any Guaranteed Party or any other Person of its interest in any of the property, rights or interests constituting security for all or any portion of the Guaranteed Obligations or any other Indebtedness, liabilities or obligations;
          (x) any failure of any of the Guaranteed Documents, or any other agreement or instrument securing all or any portion of the Guaranteed Obligations, to effectively subject any property, rights or interests to any liens or security interests purported to be granted or created thereby, or any failure of any such liens or security interests to be or become perfected or to establish or maintain the priority over other liens and security interests contemplated thereby;
          (y) any condemnation or taking of, or any encumbrance on or interference with any use of, or any damage to, or any destruction of, any such property, or any part thereof or interest therein;
          (z) any lack of notice to, or knowledge by, any Guarantor of any of the matters referred to above; and/or
          (aa) to the fullest extent permitted under applicable Law now or hereafter in effect, any other circumstance or occurrence, whether similar or dissimilar to any of the foregoing, that could or might constitute a defense available to, or a discharge of the obligations of, a guarantor or other surety.
     5. Waivers. Each Guarantor unconditionally waives, to the maximum extent permitted under any applicable Law now or hereafter in effect, insofar as its obligations under this Guaranty are concerned, (a) notice of any of the matters referred to in Section 4 above, (b) all notices required by statute, rule of Law or otherwise to preserve any rights against such Guarantor hereunder, including, without limitation, any demand, presentment, proof or notice of dishonor or non-payment of any Guaranteed Obligation, notice of acceptance of this Guaranty, notice of the incurrence of any Guaranteed Obligation, notice of any failure on the part of any Guaranteed Party, any of its Subsidiaries or Affiliates, or any other Person, to perform or comply with any term or provision of the Credit Agreement, any other Guaranteed Document or any other agreement or instrument to which any Guaranteed Party or any other Person is a party, or notice of the commencement of any proceeding against any other Person or any of its property or assets, (c) any right to the enforcement, assertion or exercise against any Guaranteed Party or against any other Person or any collateral of any right, power or remedy under or in respect of the Credit Agreement, the other Guaranteed Documents or any other agreement or instrument, and (d) any requirement that such Guarantor be joined as a party to any proceedings against any Guaranteed Party or any other Person for the enforcement of any term or provision of the Credit Agreement, the other Guaranteed Documents, this Guaranty or any other agreement or instrument.

     6. Subrogation Rights. Until such time as the Guaranteed Obligations have been indefeasibly paid in full in cash and otherwise fully performed, the Commitments under the Credit Agreement have been terminated, and the expiration or cancellation of all Letters of Credit, each Guarantor hereby irrevocably waives all rights of subrogation that it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Global Agent, the Collateral Agent and/or the other Creditors against any Guaranteed Party, any other Guarantor or any other guarantor of or surety for the Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Guaranteed Party or any other Guarantor that it may at any time otherwise have as a result of this Guaranty.
     7. Separate Actions. A separate action or actions may be brought and prosecuted against any Guarantor whether or not action is brought against any other Guarantor, any other guarantor or any Guaranteed Party, and whether or not any other Guarantor, any other guarantor of the Guaranteed Parties or any Guaranteed Party joins or is joined in any such action or actions.
     8. Guarantors Familiar with Guaranteed Parties’ Affairs, etc. Each Guarantor confirms that an executed (or conformed) copy of each of the Guaranteed Documents has been made available to its principal executive officers, that such officers are familiar with the contents thereof and of this Guaranty, and that it has executed and delivered this Guaranty after reviewing the terms and conditions of the Credit Agreement, the other Guaranteed Documents and this Guaranty and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guaranty. Each Guarantor confirms that it has made its own independent investigation with respect to the creditworthiness of the Guaranteed Parties and their Subsidiaries and Affiliates and is not executing and delivering this Guaranty in reliance on any representation or warranty by the Global Agent or any other Creditor or any other Person acting on behalf of the Global Agent or any other Creditor as to such creditworthiness. Each Guarantor expressly assumes all responsibilities to remain informed of the financial condition of the Guaranteed Parties and their respective Subsidiaries and Affiliates and any circumstances affecting (a) any Guaranteed Party’s or any of its Subsidiary’s or Affiliate’s ability to perform its obligations under the Credit Agreement and the other Guaranteed Documents to which it is a party, or (b) any collateral securing, or any other guaranty for, all or any part of such Guaranteed Party’s or such Subsidiary’s or Affiliate’s payment and performance obligations thereunder; and each Guarantor further agrees that the Global Agent, the Collateral Agent and the other Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or the risks such Guarantor undertakes in this Guaranty.
     9. Covenant Under Credit Agreement, etc. Each Guarantor covenants and agrees that on and after the date hereof and until this Guaranty is terminated in accordance with Section 28 hereof, such Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no Default or Event of Default, is caused by the actions or inactions of such Guarantor or any of its Subsidiaries.
     10. Representations and Warranties. Each Guarantor represents and warrants to the Global Agent and each of the other Creditors that:

          (a) it is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing or full force and effect, as applicable, under the Laws of the jurisdiction of its organization or formation (except where failure to be in good standing would not have a Material Adverse Effect), as applicable, and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage;
          (b) it has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is party;
          (c) it has duly executed and delivered each Loan Document to which it is party and each Loan Document to which it is party constitutes the legal, valid and binding agreement or obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);
          (d) neither the execution, delivery and performance by such Guarantor of the Loan Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any Law applicable to such Guarantor or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than any Lien created pursuant to the Loan Documents) upon any of the property or assets of such Guarantor pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which such Guarantor is a party or by which it or any of its property or assets are bound or to which it may be subject, or (iii) will violate any provision of the certificate or articles of incorporation, code of regulations or bylaws, or other charter or organizational documents of such Guarantor;
          (e) no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, is required to authorize or is required as a condition to (i) the execution, delivery and performance by such Guarantor of any Loan Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any Loan Document to which such Guarantor is a party, other than filings and recordings necessary to establish or perfect any security interests or other Liens created pursuant to the Loan Documents;
          (f) there are no actions, suits or proceedings pending or, to the knowledge of such Guarantor, threatened with respect to such Guarantor that question the validity or enforceability of any of the Loan Documents to which such Guarantor is a party, or of any action to be taken by such Guarantor pursuant to any of the Loan Documents to which it is a party; and

          (g) as of the date such Guarantor has become a party to this Guaranty, (i) such Guarantor has received consideration that is the reasonable equivalent value of the obligations and liabilities that such Guarantor has incurred to the Global Agent and the other Creditors under this Guaranty and the other Loan Documents to which such Guarantor is a party; (ii) such Guarantor has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is solvent and able to pay its debts as they mature; (iii) such Guarantor owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its debts; and (iv) such Guarantor is not entering into the Loan Documents to which it is a party with the intent to hinder, delay or defraud its creditors.
     11. Continuing Guaranty; Remedies Cumulative, etc. This Guaranty is a continuing guaranty, all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon, and this Guaranty shall remain in full force and effect until terminated as provided in Section 28 hereof. No failure or delay on the part of the Global Agent or any other Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies that the Global Agent, the Collateral Agent or any other Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Global Agent or any other Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for, and neither the Global Agent nor any other Creditor, undertakes any obligation or duty to, inquire into the capacity or powers of the Guaranteed Parties or any of their respective Subsidiaries or the officers, directors, partners or agents acting or purporting to act on behalf of any of the foregoing, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.
     12. Application of Payments and Recoveries. All amounts received by the Global Agent pursuant to, or in connection with the enforcement of, this Guaranty, together with all amounts and other rights and benefits realized by any Creditor (or to which any Creditor may be entitled) by virtue of this Guaranty, shall be applied as provided in Section 8.03 of the Credit Agreement.
     13. Enforcement Expenses. The Guarantors hereby jointly and severally agree to pay, to the extent not paid pursuant to Section 11.02 of the Credit Agreement, all reasonable out-of-pocket costs and expenses of the Global Agent and each other Creditor in connection with the enforcement of this Guaranty and any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel employed by the Global Agent or any of the other Creditors).
     14. Successors and Assigns. This Guaranty shall be binding upon each Guarantor and its successors and assigns, and shall inure to the benefit of the Global Agent and the other Creditors and their respective successors and assigns.

     15. Entire Agreement. This Guaranty and the other Guaranteed Documents represent the final agreement among the parties with respect to the subject matter hereof and thereof, supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements among the parties. There are no unwritten oral agreements among the parties.
     16. Amendments and Waivers. Neither this Guaranty nor any provision hereof may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by (a) the Global Agent and (b) the Guarantor or Guarantors with respect to which such change, waiver, modification or variance is to apply, subject to any consent required in accordance with Section 11.11 of the Credit Agreement.
     17. Headings Descriptive. The headings of the several Sections of this Guaranty are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.
     18. Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     19. Right of Setoff. In addition to any rights now or hereafter granted under applicable Law and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean any “Event of Default” as defined in the Credit Agreement or any payment default under any Designated Hedge Document after any applicable notice and grace period), each Creditor is hereby authorized at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to the fullest extent permitted under applicable Law now or hereafter in effect, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Creditor under this Guaranty, irrespective of whether or not the Global Agent or such Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Each Creditor agrees to promptly notify the relevant Guarantor after any such set off and application, provided, however, that the failure to give such notice shall not affect the validity of such set off and application. Each Creditor shall turn over any amounts recovered pursuant to this Section to the Global Agent.
     20. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows: (a) if to any Guarantor, as set forth, and at the address specified for it, in the Credit Agreement (or if no such address is specified, to it c/o the Company), with a courtesy copy to the Company as set forth, and at its address specified, in or pursuant to the Credit Agreement; (b) if to the Global Agent, to it at its Notice Office; (c) if to any Lender, as set forth, and at its address specified, in or pursuant to the Credit Agreement; and (d) if to any Designated Hedge Creditor, at such address as such Designated Hedge Creditor shall have specified in writing to each Guarantor and the Global Agent; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing. All such notices and communications shall be mailed, sent via telecopier, sent by overnight courier or delivered, and shall be effective when received.
     21. Reinstatement. If claim is ever made upon the Global Agent or any other Creditor for rescission, repayment, recovery or restoration of any amount or amounts received by the Global Agent or any other Creditor in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Guaranteed Party), then and in such event (i) any such judgment, decree, order, settlement or compromise shall be binding upon each Guarantor notwithstanding any revocation hereof or of any other instrument evidencing any liability of any Guaranteed Party, (ii) each Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or otherwise recovered or restored to the same extent as if such amount had never originally been received by any such payee, and (iii) this Guaranty shall continue to be effective or be reinstated, as the case may be, all as if such repayment or other recovery had not occurred.
     22. Governing Law; Venue; Waiver of Jury Trial.
          (a) THIS GUARANTY AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES. TO THE FULLEST EXTENT PERMITTED BY LAW, THE GUARANTORS HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS. Any legal action or proceeding with respect to this Guaranty or any other Loan Document may be brought in the courts of the State of Ohio sitting in Cuyahoga County and of the United States District Court for the Northern District of Ohio, and any appellate court from any thereof, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.05 of the Credit Agreement. Nothing in this Guaranty will affect the right of any party hereto to serve process in any other manner permitted by applicable Law or to commence legal proceedings or otherwise proceed against any Guarantor in any other jurisdiction.
          (b) Each Guarantor hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Loan Document brought in the courts referred to in Section 22(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (c) EACH OF THE PARTIES TO THIS GUARANTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.
     23. Sale of Capital Stock of a Guarantor. In the event that all of the capital stock of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 7.02 of the Credit Agreement (or such sale or other disposition has been approved in writing by the Required Lenders (or all Lenders, or all of the Lenders (other than any Defaulting Lender), as applicable, if required by Section 11.11 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied, to the extent applicable, in accordance with the provisions of the Credit Agreement, such Guarantor shall be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or other equity interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 23).
     24. Contribution Among Guarantors. Each Guarantor, in addition to the subrogation rights it shall have against the Guaranteed Parties under applicable Law as a result of any payment it makes hereunder, shall also have a right of contribution against all other Guarantors in respect of any such payment pro rata among the same based on their respective net fair value as enterprises, provided any such right of contribution shall be subject and subordinate to the prior indefeasible payment in full of the Guaranteed Obligations (and such Guarantor’s obligations in respect thereof).
     25. Full Recourse Obligations; Effect of Fraudulent Transfer Laws, etc. It is the desire and intent of each Guarantor, the Global Agent and the other Creditors that this Guaranty shall be enforced as a full recourse obligation of each Guarantor to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of any Guarantor under this Guaranty would, in the absence of this sentence, be adjudicated to be invalid or unenforceable because of any applicable state or federal Law relating to fraudulent conveyances or transfers, then the amount of such Guarantor’s liability hereunder in respect of the Guaranteed Obligations shall be deemed to be reduced ab initio to that maximum amount that would be permitted without causing such Guarantor’s obligations hereunder to be so invalidated.
     26. Payments Free and Clear of Setoffs, Counterclaims and Taxes, etc.

          (a) All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense and, except as provided for in this Section 26(a), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax, imposed on or measured by the net income or net profits of a Creditor pursuant to the Laws of the jurisdiction under which such Creditor is organized or the jurisdiction in which the principal office or Domestic Lending Office or Foreign Lending Office, as the case may be, of such Creditor is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such nonexcluded taxes, levies imposts, duties, fees, assessments or other charges (all such nonexcluded taxes levies, imposts, duties, fees assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the applicable Guarantor agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment by it of all amounts due hereunder, after withholding or deduction for or on account of any Taxes will not be less than the amount provided for herein. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the applicable Guarantor agrees to reimburse each Creditor, upon the written request of such Creditor for Taxes imposed on or measured by the net income or profits of such Creditor by reason of the payment of such Taxes and net of any tax benefit received by such Creditor pursuant to the Laws of the jurisdiction in which such Creditor is organized or in which the principal office, Domestic Lending Office or Foreign Lending Office, as the case may be, of such Creditor is located or under the Laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office, Domestic Lending Office or Foreign Lending Office, as the case may be, of such Creditor is located and for any withholding of income or similar taxes imposed by the United States of America or the foreign jurisdiction in which the applicable Lender has its Foreign Lending Office, as such Creditor shall determine are payable by, or withheld from, such Creditor in respect of such amounts so paid to or on behalf of such Creditor pursuant to the preceding sentence, which request shall be accompanied by a statement from such Creditor setting forth, in reasonable detail, the computations used in determining such amounts. The applicable Guarantor will furnish to the Global Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable Law certified copies of tax receipts, or other evidence satisfactory to the applicable Creditor, evidencing such payment by the applicable Creditor. Each applicable Guarantor will indemnify and hold harmless the Global Agent and each Creditor, and reimburse the Global Agent or such Creditor upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Creditor.
          (b) Notwithstanding anything to the contrary contained in this Section 26, (i) any applicable Guarantor shall be entitled, to the extent it is required to do so by Law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from any amounts payable hereunder for the account of any Creditor that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for United States federal income tax purposes and that has not provided to the Company such forms that establish a complete exemption from such deduction or withholding; and (ii) any applicable Guarantor shall not be obligated pursuant to this Section 26 to gross-up payments to be made to a Creditor in respect of income or similar taxes imposed by the United States or any additional amounts with respect thereto if such Creditor has not provided to the Company such forms.
     27. Judgment Currency.
          (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the “Original Currency”) into another currency (the “Other Currency”), each Guarantor, the Global Agent and the other Creditors, by their acceptance of the benefits hereof, agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Global Agent could purchase the Original Currency with the Other Currency at the Payment Office on the second Business Day preceding that on which final judgment is given.
          (b) The obligation of a Guarantor in respect of any sum due in the Original Currency from it to the Global Agent or any other Creditor hereunder shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Creditor or the Global Agent, as the case may be, of any sum adjudged to be so due in such Other Currency such Creditor or the Global Agent, as the case may be, may in accordance with normal banking procedures purchase Dollars with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Creditor or the Global Agent, as the case may be, in the Original Currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Creditor or the Global Agent, as the case may be, against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Global Agent or any other Creditor, as the case may be, in the Original Currency, the Global Agent or such other Creditor, as the case may be, agrees to remit to such Guarantor such excess.
     28. Termination. After the termination of the Commitments and all Designated Hedge Documents, when no Note or Letter of Credit is outstanding and when all Loans and other Guaranteed Obligations (other than unasserted indemnity obligations) have been indefeasibly paid in full, this Guaranty will terminate and the Global Agent, at the request and expense of the Company and/or any of the Guarantors, will execute and deliver to the Guarantors an instrument or instruments acknowledging the satisfaction and termination of this Guaranty.
     29. Enforcement Only by Global Agent. The Creditors agree that this Guaranty may be enforced only by the action of the Global Agent, acting upon the instructions of the Required Lenders, and that no Creditor shall have any right individually to seek to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Global Agent, for the benefit of the Creditors, upon the terms of this Guaranty. The Global Agent and the other Creditors further agree that this Guaranty may not be enforced against any director, officer or employee of any Guarantor, as such.
     30. General Limitation on Claims by Guarantors. NO CLAIM MAY BE MADE BY ANY GUARANTOR AGAINST THE GLOBAL AGENT OR ANY OTHER CREDITOR, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OF ANY OF THEM, FOR ANY DAMAGES OTHER THAN ACTUAL COMPENSATORY DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY

OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY OR ANY OF THE OTHER GUARANTEED DOCUMENTS, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND EACH GUARANTOR HEREBY, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, WAIVES, RELEASES AND AGREES NOT TO SUE OR COUNTERCLAIM UPON ANY SUCH CLAIM FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.
     31. Attorneys, Accountants, etc. of Creditors Have No Duty to Guarantors. All attorneys, accountants, appraisers, consultants and other professional Persons (including, without limitation, the firms or other entities on behalf of which any such Person may act) retained by the Global Agent or any other Creditor with respect to the transactions contemplated by the Guaranteed Documents shall have the right to act exclusively in the interest of the Global Agent or such other Creditor, as the case may be, shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to any Guarantor, to any of its Affiliates or to any other Person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation and shall be subject to the provisions contained in Section 11.14 of the Credit Agreement. Each Guarantor agrees, on behalf of itself, its Subsidiaries and its other Affiliates, not to assert any claim or counterclaim against any such Persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.
     32. Creditors Not Fiduciary to Guarantors, etc. The relationship among any Guarantor and its Affiliates, on the one hand, and the Global Agent and the other Creditors, on the other hand, is solely that of debtor and creditor, and the Global Agent and the other Creditors have no fiduciary or other special relationship with any Guarantor or any of its Affiliates, and no term or provision of any Guaranteed Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.
     33. Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts including, by way of facsimile transmission or other electronic transmission capable of authentication, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Global Agent.
     34. Additional Guarantors. In accordance with Section 6.09 of the Credit Agreement, additional Domestic Subsidiaries may become a party to this Guaranty as a Guarantor hereunder by execution of a guaranty joinder supplement in form and substance acceptable to the Global Agent.
     35. Amendment and Restatement; No Novation. The Existing Guaranty is hereby amended and restated in its entirety as provided herein, and this Guaranty is not intended to constitute, nor does it constitute, an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation, or termination of the liens, security interests, indebtedness, loans, liabilities, expenses, or obligations under the Credit Agreement or the Existing Guaranty. Each Guarantor and the Global Agent acknowledge and agree that the Existing Guaranty has continued to guaranty the indebtedness, loans, liabilities, expenses, and obligations under the Credit Agreement since the date of execution of the Existing Guaranty; and that this Guaranty is entitled to all rights and benefits originally pertaining to the Existing Guaranty.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO AMENDED AND RESTATED GUARANTY OF PAYMENT OF DEBT]
     IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be executed and delivered as of the date first above written.

GUARANTORS:

AGC HOLDINGS, LLC
AGC, LLC
A.G.C. INVESTMENTS, INC.
A.G. EUROPE, INC.
A.G. INDUSTRIES, INC.
AG INTERACTIVE, INC.
A.G. (UK), INC.
AGP KIDS, INC.
CARLTON CARDS RETAIL, INC.
CLOUDCO, INC.
CREATACARD, INC.
CREATACARD INTERNATIONAL LEASING INC.
CUSTOM HOLDINGS, INC.
GIBSON GREETINGS INTERNATIONAL LIMITED
JOHN SANDS (AUSTRALIA) LTD.
JOHN SANDS (N.Z.) LTD.
JOHN SANDS HOLDING CORP.
MEMPHIS PROPERTY CORPORATION
PAPYRUS-RECYCLED GREETINGS, INC.
PLUS MARK, INC.
RPG HOLDINGS, INC.
THOSE CHARACTERS FROM CLEVELAND, INC.

By:	/s/ Gregory M. Steinberg
	Name:	Gregory M. Steinberg
	Title:	Treasurer of each of the foregoing Guarantors

[SIGNATURE PAGE TO AMENDED AND RESTATED GUARANTY OF PAYMENT OF DEBT]

AGCM, INC. MIDIRINGTONES, LLC PHOTOWORKS, INC.
By:	/s/ Gregory M. Steinberg
	Name:	Gregory M. Steinberg
	Title:	Assistant Treasurer

GLOBAL AGENT: PNC BANK, NATIONAL ASSOCIATION, as Global Agent
By:	/s/ Christine S. Brown
	Name:	Christine S. Brown
	Title:	Senior Vice President

Schedule I Guarantors
AGC Holdings, LLC
AGC, LLC
A.G.C. Investments, Inc.
AGCM, Inc.
A.G. EUROPE, INC.
A.G. Industries, Inc.
A.G. Interactive, Inc.
AGP Kids, Inc.
A.G. (UK), Inc.
Carlton Cards Retail, Inc.
Cloudco, Inc.
CreataCard, Inc.
CreataCard International Leasing Inc.
Custom Holdings, Inc.
Gibson Greetings International Limited
John Sands (Australia) Ltd.
John Sands (N.Z.) Ltd.
John Sands Holding Corp.
MIDIRingTones, LLC
Memphis Property Corporation
PAPYRUS-RECYCLED GREETINGS, INC.
PhotoWorks, Inc.
Plus Mark, Inc.
RPG Holdings, Inc.
THOSE CHARACTERS FROM CLEVELAND, INC.